UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : August 17, 2005
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 17, 2005, Encysive Pharmaceuticals Inc. announced that the European Agency for the Evaluation of Medicinal Products has accepted for review the Company’s Marketing Authorization Application for Thelin™ (sitaxsentan) 100 mg as a once daily oral treatment for patients with pulmonary arterial hypertension.
     The Marketing Authorization Application, submitted on July 28, 2005, has passed validation and is now under active review by the European Agency for the Evaluation of Medicinal Products’ Committee for Medicinal Products for Human Use. If approved, Encysive would receive marketing authorization for Thelin in all 25 member states of the European Union under the Agency’s centralized licensing procedure. A New Drug Application for Thelin is currently under review by the U.S. Food and Drug Administration, with a PDUFA date of March 24, 2006.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press Release.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: August 17, 2005	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release.